WORLD SURVEILLANCE GROUP INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

World Surveillance Group Inc. (the “Company”) hereby grants the following stock option pursuant to its 2013 Equity Compensation Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Name of optionee (the “Optionee”):
Date of this option grant:
Number of shares of the Company’s Common Stock subject to this option (“Shares”):
Option exercise price per share:	$
Number, if any, of Shares that vest immediately on the grant date:
Shares that are subject to vesting schedule:
Vesting Start Date:

Vesting Schedule:

___________ from Vesting Start Date:	___________ shares
First Day of Each Successive 3 Month Period:	an additional _______ shares
_____ years from Vesting Start Date:	all remaining Shares
All vesting is dependent on the continuation of a Business Relationship with the Company, as provided herein.
Payment alternatives (specify any or all of Section 8(a)(i) though (iii)):	Section 8(a) (i) through (iii)

This option satisfies in full all commitments that the Company has to the Optionee with respect to the issuance of stock, stock options or other equity securities.

World Surveillance Group Inc.
____________________________________
Signature of Optionee

____________________________________	By:____________________________
Street Address	Name of Officer:
Title:
____________________________________
City/State/Zip Code

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WORLD SURVEILLANCE GROUP INC.

NON-QUALIFIED STOCK OPTION AGREEMENT --

INCORPORATED TERMS AND CONDITIONS

1. Grant Under Plan. This option is granted pursuant to and is governed by the Company’s 2013 Equity Compensation Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2. Grant as Non-Qualified Stock Option. This option is a non-statutory stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

3. Vesting of Option.

(a) Vesting if Business Relationship Continues. The Optionee may only exercise this option on or after the date of this option grant for the number of shares of Common Stock, if any, that are then vested in accordance with the vesting schedule set forth on the cover page hereof. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and may be exercised only before the date which is seven (7) years from the date of this option grant.

(b) Accelerated Vesting Due to Acquisition. In the event an Acquisition occurs while the Optionee maintains a Business Relationship with the Company and this option has not fully vested, this option shall become exercisable for [accelerated vesting percentage, if any] of the number of Shares subject to this option, such vesting to occur immediately prior to the closing of the Acquisition, with vesting to continue after the closing at as to the remainder of the Shares subject to vesting at the same rate and on the same vesting dates as in effect prior to the closing, provided that the Optionee continuously maintains a Business Relationship with the Company or its successor through the applicable vesting dates.

(c) Definitions. The following definitions shall apply:

“Acquisition” means each of the consolidation with or the acquisition by another entity of the Company in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity or its ultimate parent, or in the event of a sale or all or substantially all of the Company’s assets.

“Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director, consultant or advisor.

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“Cause” means in the good faith determination of the Company, Optionee has (i) committed gross negligence, dishonesty or willful malfeasance in the performance of the Optionee’s work or duties; (ii) committed a breach of fiduciary duty or a breach of any non-competition, non-solicitation or confidentially obligations to the Company; (iii) failed on a substantial and continuing basis, after written notice of such failure, to render services to the Company in accordance with the terms or requirements of Optionee’s Business Relationship; (iv) been convicted of, or pleaded “guilty” or “no contest” to, any misdemeanor relating to the affairs of the Company or any felony; (v) disregarded the material rules or material policies of the Company which has not been cured within 15 days after written notice thereof from the Company; or (vi) engaged in intentional acts that have generated material adverse publicity toward or about the Company.

4. Termination of Business Relationship.

(a) Termination. Except as otherwise provided in Section 4(c) and Section 5 below, if the Optionee’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without Cause, no further installments of this option shall become exercisable, and this option shall expire (may no longer be exercised) after the passage of 90 days from the date of termination, but in no event later than the scheduled expiration date. In such a case, the Optionee’s only rights hereunder shall be those that are properly exercised before the termination of this option. Any determination under this agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board of Directors of the Company or the Committee of the Board then administering the Plan (the “Board”).

(b) Employment Status. For purposes hereof, with respect to employees of the Company, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. For purposes hereof, a termination of employment followed by another Business Relationship (for example, post-employment consulting service) shall be deemed a termination of the Business Relationship with all vesting to cease unless the Company enters into a written agreement related to such other Business Relationship in which it is specifically stated that there is no termination of the Business Relationship under this agreement. This option shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Optionee continuously remains an employee of the Company or any Subsidiary.

(c) Termination for Cause. Notwithstanding anything to the contrary herein, if the Business Relationship of the Optionee is terminated for Cause (as defined above), this option may no longer be exercised from and after the Optionee’s receipt of written notice of such termination.

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5. Death; Disability.

(a) Death. Upon the death of the Optionee while the Optionee is maintaining a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of the Optionee’s death, by the Optionee’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 10, only at any time within 180 days after the date of death, but not later than the scheduled expiration date.

(b) Disability. If the Optionee ceases to maintain a Business Relationship with the Company by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of cessation of the Business Relationship, only at any time within 180 days after such cessation of the Business Relationship, but not later than the scheduled expiration date. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share. This option shall be exercised by completing and submitting to the Company the Stock Option Exercise Notice attached to this Agreement.

7. Payment of Exercise Price.

(a)  Payment Options. The exercise price and any required withholding taxes may be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

(i)	by cash or a certified or bank check payable to the order of the Company; or

(ii)	if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, and any required tax withholding; or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding; or

(iii)	subject to Section 7(b) below, by delivery of shares of Common Stock of the Company having a Fair Market Value equal as of the date of exercise to the exercise price and any required tax withholding.

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In the case of (iii) above, “Fair Market Value” as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the closing price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ Global Select Market, the NSADAQ Global Market or the NASDAQ Capital Market (collectively “Nasdaq”), if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or reported on Nasdaq.

(b) Limitations on Payment by Delivery of Common Stock. If Section 7(a)(iii) is applicable, and if the Optionee delivers Common Stock held by the Optionee (“Old Stock”) to the Company in full or partial payment of the exercise price and required tax withholding and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, a number of Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof or required tax withholding by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months. If the Optionee exercises this option by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank suitable for purposes of transferring such shares to the Company.

8. Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Shares will be illiquid and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely. Unless the Shares have been registered under the Securities Act, each certificate evidencing any of the Shares shall bear a restrictive legend specified by the Company.

9. Method of Exercising Option.

(a) Exercise. Subject to the terms and conditions of this agreement, this option may be exercised by written notice, in the form of the Stock Option Exercise Notice attached as Annex A, to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

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(b) Listing, Qualification, etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification or disclosure, or to satisfy such other condition.

10. Option Not Transferable. This option is not transferable, assignable or otherwise disposable except by will or by the laws of descent and distribution; provided, however, that this option may be transferred to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of this option which are applicable to Participant. During the Optionee’s lifetime only the Optionee can exercise this option. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

12. No Obligation to Continue Business Relationship. Neither the Plan, this agreement, nor the grant of this option imposes any obligation on the Company to continue the Optionee in employment or other Business Relationship.

13. No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to this option unless and until such time as Optionee has exercised this option in accordance with the terms hereof and a certificate representing such shares is duly issued and delivered to the Optionee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

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14. Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

15. Early Disposition. The Optionee agrees to notify the Company in writing immediately after the Optionee transfers any Shares, if such transfer occurs on or before the later of (a) the date that is two years after the date of this agreement or (b) the date that is one year after the date on which the Optionee acquired such Shares. The Optionee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

16. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this agreement or its termination shall be settled by arbitration in the State of Florida, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

17. Provision of Documentation to Optionee. By signing this agreement (either in writing or by electronic transmission) the Optionee acknowledges receipt of a copy of this agreement and a copy of the Plan.

18. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail return receipt requested, if to the Optionee, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement. This agreement may be modified, amended or rescinded only by a written agreement executed by both parties (either in writing or by electronic transmission).

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(c) Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

(d) Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Shares, except as otherwise determined by the Board.

(e) Severability. The invalidity, illegality or unenforceability of any provision of this agreement shall in no way affect the validity, legality or enforceability of any other provision.

(f) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(g) Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

(h) Company. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries, of the Company as defined in Sections 424(e) and (f) of the Code, and any other entity in which the Company has a significant direct or indirect interest, as determined by the Administrator in its sole discretion.

(i) Code Section 409A. By issuing this option at Fair Market Value (as defined in the Plan) on the grant date, the Company intends that this option will not be subject to Code Section 409A. However, to the extent that the option under this agreement ever becomes subject to Code Section 409A, the Company shall make a reasonable good faith effort to bring any provisions which are inconsistent with Code Section 409A and the accompanying regulations and other guidance related thereto into compliance with Code Section 409A; provided, however, that nothing in this agreement shall be construed or interpreted to require the Company to increase any amounts payable to the Optionee pursuant to this Agreement, to indemnify the Optionee against any adverse tax consequences under Section 409A, or to consent to any amendment that would adversely change the Company’s financial, accounting or tax treatment of the payments or benefits.

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ANNEX A

WORLD SURVEILLANCE GROUP INC.

Stock Option Exercise Notice

World Surveillance Group Inc.

For physical or courier delivery:

State Road 405, Building M6-306A

Room 1400

Kennedy Space Center, FL 32815

For mail delivery:

Mail Code: SWC

Kennedy Space Center, FL 32899

Dear Sir or Madam:

I, ___________________ (the “Optionee”), hereby irrevocably exercise the right to purchase ______________ shares of the Common Stock, $0.00001 par value per share (the “Shares”), of World Surveillance Group Inc. (the “Company”) at $________ per share pursuant to the Company’s 2013 Equity Compensation Incentive Plan and a stock option agreement with the Company dated ________________ (the “Option Agreement”). Enclosed herewith is a payment of $___________, the aggregate purchase price for the Shares. The certificate for the Shares should be registered in my name as it appears below or, if so indicated below, jointly in my name and the name of the person designated below, with right of survivorship.

I acknowledge and agree that the Option Agreement remains in full force and effect and includes a number of restrictions on the Shares and on the transfer of the Shares.

Further, I understand that the Shares have not been registered under the Securities Act of 1933, as amended, or any state securities laws. As a result, I understand that I must continue to bear the economic risk of the investment for an indefinite time and that the Shares cannot be sold unless they are subsequently registered or an exemption from registration is available.

Dated:

Signature
Print Name:

Address:

Name and address of persons in whose name the Shares are to be jointly registered (if applicable):

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